     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998

                                                REGISTRATION NO. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                              BLACK BOX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                      95-3086563
 (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or                            Identification No.)
        organization)

                                 1000 Park Drive
                          Lawrence, Pennsylvania 15055
                                  724-746-5500
                        (Address, including ZIP code, and
                     telephone number, including area code,
                  of Registrant's principal executive offices)

                                  Fred C. Young
                President, Chief Operating Officer and Secretary
                              Black Box Corporation
                                 1000 Park Drive
                          Lawrence, Pennsylvania 15055
                                  724-746-5500
                     (Name, address, including ZIP code, and
                     telephone number, including area code,
                              of agent for service)

                                   COPIES TO:

              RONALD BASSO, ESQ.                      SCOTT A. WILLIAMS, ESQ.
  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION          GEFSKY & LEHMAN, P.C.
ONE OXFORD CENTRE, 301 GRANT STREET, 20TH FLOOR     23RD FLOOR, ONE PPG PLACE
      PITTSBURGH, PENNSYLVANIA 15219-1410         PITTSBURGH, PENNSYLVANIA 15222
                 412-562-3943                              412-391-2727
               FAX 412-562-1041                          FAX 412-391-1685

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF REGISTRATION
         TO BE REGISTERED                  REGISTERED         OFFERING PRICE PER      AGGREGATE OFFERING              FEE(2)
                                                                  UNIT(1)(2)              PRICE(1)(2)
------------------------------------------------------------------------------------------------------------------------------------
       Common Stock, par value               68,115                 $35.125               $2,392,539.38              $706.00
           $.001 per share
====================================================================================================================================

(1) Estimated solely for purposes of calculation of the registration fee.

(2) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of high and low sale prices of the registrant's Common Stock on the Nasdaq National Market on March 17, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

[RED HERRING OMITTED]

                  SUBJECT TO COMPLETION, DATED MARCH 20, 1998

         PROSPECTUS

                                  68,115 Shares

                              BLACK BOX CORPORATION

                                  Common Stock

         This prospectus relates to an aggregate offering of up to 68,115 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Black Box Corporation, a Delaware corporation (the "Company"), which may be offered and sold from time to time by the security holders of the Company listed herein under "Selling Security Holders" or any affiliate or transferee of a Selling Security Holder who may be referenced in a supplement or amendment to this prospectus (the "Selling Security Holders"). The Shares offered hereby were acquired by the Selling Security Holders in connection with the merger, effective January 30, 1998, of BBC Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Atimco Network Services, Inc. ("Atimco"). Of the 68,115 shares of Common Stock offered hereby, 40,869 shares are being offered by Richard E. Rost and 27,246 shares are being offered by Robert A. McClain.

         All of the Shares offered hereby were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. See "Recent Developments."

         The Common Stock is quoted on the Nasdaq National Market under the symbol "BBOX." The reported closing sale price for the Common Stock on March 17, 1998 was $34.75 per share.

         SEE "CERTAIN FACTORS" HEREIN FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Shares may be sold from time to time by the Selling Security Holders or their transferees directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Security Holders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such Shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Whether such sales will be made and the timing and amount of any sale is within the sole discretion of each Selling Security Holder. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with sales of the Shares. To the extent required, the name of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Security Holders, will be set forth in a Prospectus Supplement. See "Plan of Distribution."

         The Selling Security Holders have agreed with the Company not to sell, exchange, transfer, distribute, pledge or otherwise dispose of, or enter into any transaction to reduce their respective interest in or risk relating to

                                                          (cover page continued)

(whether by short sale or otherwise) or any transaction which would result in a direct or indirect disposition of the Shares until such time as the Company has published (within the meaning of Accounting Series Release Nos. 130 and 135 published by the Securities and Exchange Commission) financial results covering at least 30 days of combined operations of the Company and Atimco.

         By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of the Shares under the Securities Act, except for any and all brokerage or underwriting expenses or commissions, if any, applicable to the sale of the Shares, which will be borne by the Selling Security Holders.

         The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the Shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

              The date of this Prospectus is ___________ ___, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports and other information with the Securities and Exchange Commission in accordance therewith. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Securities and Exchange Commission (the "Commission") located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         In addition, reports, proxy statements, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. The registration statement of which this Prospectus forms a part, including all exhibits thereto and amendments thereof, has been filed with the Commission through EDGAR.

         The Company has filed with the Commission a registration statement on Form S-3 (herein together with all schedules, amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the shares of Common Stock to be offered and sold from time to time. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock to be offered and sold from time to time, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected at the principal offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such materials may be obtained upon written request from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C., at prescribed rates.

         In addition, the Common Stock is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated herein by reference and made a part of this Prospectus are the following documents filed by the Company with the Commission pursuant to the Exchange Act:

         Annual Report on Form 10-K, for the fiscal year ended March 31, 1997;

         Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

         Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

         Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and

         The description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's registration statement on Form 8-A, filed with the Commission on December 14, 1992.

         All other reports and other documents filed by the Company since March 31, 1997, pursuant to Section 13(a) or 15(d) of the Exchange Act.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055, Attention: Anna M. Baird, Vice President, Chief Financial Officer and Treasurer, telephone: 724-746-5500.

                                 CERTAIN FACTORS

         In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be considered in evaluating the Company and its business before purchasing the Shares offered hereby.

         With the exception of the historical information contained in this Prospectus, the matters described herein are forward-looking statements concerning the future operations of the Company. Such statements are typically identified by the words "believe," "expect," "anticipate," "estimate" and other similar expressions. These statements involve risk and uncertainties which could be effected by changing worldwide economies, fluctuating foreign currencies compared to the US dollar and rapid changes in technologies. Such statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the information available to the Company at the time the statement is made. Changes in the above identified risks could have a material impact on such forward-looking statements.

         COMPETITION. Black Box competes with a variety of manufacturers, direct marketers, computer resellers and manufacturers' sales organizations, some of which are significantly larger, have significantly greater resources and/or are less leveraged than Black Box. Black Box also competes with some of its suppliers. Black Box believes the principal competitive factors in its markets are product selection, technical support, vendor reputation, customer base, customer service and speed of delivery. Black Box believes it competes effectively with respect to these factors; however, there can be no assurance that Black Box will be able to continue to compete effectively against existing competitors or new competitors that may enter its markets in the future. Black Box believes there are no dominant competitors in the industry.

         FOREIGN OPERATIONS. The Company currently offers businesses in 77 countries access to more than 7,000 computer communications and networking products and services. In Fiscal 1996, Fiscal 1997 and the first nine months of Fiscal 1998, approximately 43%, 47%, and 48%, respectively, of the Company's revenues were derived from operations conducted outside of the United States and Canada. Black Box's worldwide operations in foreign countries are subject to the risks normally associated with foreign operations, including, but not limited to, possible changes in export or import restrictions, the inability to effect currency exchanges, the impact of inflation and the modification or introduction of other governmental policies with potentially adverse effects. In addition, Black Box may be exposed to gains or losses attributable to fluctuations in currency value. In an effort to reduce this exposure, the Company has in the past, and may in the future, enter into forward exchange contracts to reduce the impact of currency fluctuations in intercompany transactions denominated in foreign currencies. At December 31, 1997, the Company's forward exchange contracts were exclusively in Yen. These open contracts were valued at approximately $2.3 million, with contract rates ranging from 112.29 to 113.44 Yen per U.S. dollar, and will expire by March 31, 1998.

         DEPENDENCE ON KEY PERSONNEL. The success of Black Box depends to a significant degree upon the continued contributions of key management, technical service, sales, marketing, and manufacturing personnel, many of whom would be difficult to replace and most of whom are not subject to employment agreements (although some are subject to non-compete agreements). If certain of these employees were to leave Black Box, the business could be adversely affected. The Company believes its future success will also depend in large part upon its ability to attract and retain highly skilled managerial, technical service, sales, marketing and manufacturing personnel. Competition for such personnel is strong, and there can be no assurance that the Company will be successful in this endeavor.

                                   THE COMPANY

         The Company is a leading worldwide direct marketer and technical service provider of computer communications and networking equipment and services. In Fiscal 1997, the Company mailed 8.1 million catalogs and direct marketing pieces in 11 languages to targeted customers including MIS and business professionals, purchasing agents and resellers. Black Box catalogs offer businesses in 77 countries access to more than 7,000 computer communications and networking products, the majority of which carry the BLACK BOX(R) private label. The Company sells to businesses of all sizes around the world, including the majority of the Fortune 500 companies in the United States.

         Black Box differentiates itself from other direct marketers and distributors through its private label brand, BLACK BOX(R), and through unparalleled levels of technical support. The Black Box brand has earned a reputation for high quality and reliability since the Company was founded in 1976. Black Box complements its catalog mailings with over 130 technical support professionals, available seven days per week, 24 hours per day by phone, who are trained to understand complex computer communications problems and to recommend products which best meet customers' needs. Black Box's MIS and inventory management systems enable it to ship 95% of orders for stock products on the day they are received. The successful combination of cost-effective direct marketing and high value technical support has resulted in the Company's consistent growth in revenues and operating income and its high level of customer satisfaction.

         To take advantage of the increased utilization of computer systems and networks around the world, Black Box has expanded its international presence significantly during the past few years. In Fiscal 1997, 47% of total revenues were generated outside of the United States and Canada. The Company operates subsidiaries in 15 countries including the United Kingdom, France, Japan, Brazil and Mexico. In addition, the Company has distributor arrangements in 62 other countries.

         The Company's executive offices are located at 1000 Park Drive, Lawrence, Pennsylvania 15055. Its telephone number is 724-746-5500.

                               RECENT DEVELOPMENTS

         On January 30, 1998, BBC Acquisition Corp., a newly-formed wholly-owned Pennsylvania subsidiary of the Company, merged with and into Atimco Network Services, Inc., a Pennsylvania corporation located in Pittsburgh, Pennsylvania ("Atimco"). By virtue of the merger and by operation of law, the Company acquired all of the assets and assumed all liabilities of Atimco. The aggregate purchase price paid to the shareholders of Atimco consisted of the Shares offered hereby. The Company also agreed to file this Registration Statement with respect to a market offering of the Shares.

         The assets of Atimco acquired by the Company in the merger include inventory, accounts receivable, equipment and a leasehold interest in real property. These assets were used by Atimco in the operation of a premise cable installation business in and around Pittsburgh, Pennsylvania. The Registrant intends to use the acquired assets in a similar fashion.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares.

                            SELLING SECURITY HOLDERS

         The following table sets forth information with respect to the beneficial ownership of Common Stock by each Selling Security Holder as of the close of business of March 19, 1998, and the Shares which may be offered by each from time to time hereby. Unless otherwise indicated, each person has sole voting and sole dispositive power with respect to all Shares shown.

                                                            BENEFICIAL OWNERSHIP
                               ----------------------------------------------------------------------------
SELLING SECURITY                                             NUMBER OF
    HOLDERS                    PRIOR TO THE OFFERING      SHARES OFFERED             AFTER THE OFFERING
------------------------       ---------------------     ----------------        --------------------------
                               NUMBER        PERCENT                             NUMBER             PERCENT
                               ------        -------                             ------             -------
Richard E. Rost,               40,869           *             40,869                0                 --
Director of Atimco Network
Services, Inc., a
wholly-owned subsidiary of
the Company

Robert A. McClain,             27,246           *             27,246                0                 --
President and Director of
Atimco Network Services,
Inc., a wholly-owned
subsidiary of the Company
                              -------                        -------
All Selling Security           68,115           *             68,115
Holders

-----------
 *Less than one percent.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time to purchasers directly by any of the Selling Security Holders or certain transferees or affiliates of such Selling Security Holders (a "Selling Party"). Alternatively, a Selling Party may from time to time offer the Shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Party and/or the purchasers of the Shares for whom they may act as agents.

         Sales of the Shares offered hereby may be made on the Nasdaq National Market or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Such prices will be determined by the Selling Party or by agreement between the Selling Party and underwriters or dealers.

         The Shares may be sold in or by (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, (d) ordinary brokerage transactions and transactions in which the broker solicits purchases, and (e) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the Selling Party may arrange for other brokers or dealers to participate. A Selling Party also may, from time to time with the consent of the Company, authorize underwriters acting as his agent to offer and sell Shares upon such terms and conditions as shall be set forth in any Prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from a Selling Party in amounts to be negotiated. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them, and any profit realized by them on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares, except in accordance with applicable laws. In addition to, and without limiting the foregoing, each Selling Party and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by a Selling Party or any other person. All of the foregoing may affect the marketability of the Shares.

         Pursuant to certain contractual obligations, the Company will pay all the fees and expenses incident to the registration of the Shares (other than underwriting discounts and commissions, if any, and a Selling Security Holder's counsel fees and expenses, if any). In addition, the Company has agreed to maintain the effectiveness of the Registration Statement until the earlier of January 30, 1999 (unless extended) or such time as all Shares have been sold by the Selling Security Holders, and has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act. In addition, each of the Selling Security Holders has agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the Shares will be passed upon for the Company by Buchanan Ingersoll Professional Corporation. William R. Newlin, a shareholder of Buchanan Ingersoll Professional Corporation, is a director of the Company. As of March 18, 1998, Mr. Newlin owned 20,200 shares of Common Stock and held options to acquire 12,000 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedule of the Company incorporated by reference in this Prospectus as of March 31, 1996 and 1997 and for each of the three years ended March 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firms as experts in giving said reports.

================================================================================

         No dealer, salesperson, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the dates as of which such information is furnished.

                 --------------

                TABLE OF CONTENTS

                                           Page
                                           ----
AVAILABLE INFORMATION.......................2
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE......................2
CERTAIN FACTORS.............................4
THE COMPANY.................................5
RECENT DEVELOPMENTS.........................5
USE OF PROCEEDS.............................5
SELLING SECURITY HOLDERS....................6
PLAN OF DISTRIBUTION........................6
LEGAL MATTERS...............................7
EXPERTS.....................................7


================================================================================


================================================================================


                 68,115 Shares



                   BLACK BOX
                  CORPORATION



                 Common Stock



                ---------------

                  PROSPECTUS

               ----------------



             ________ ___, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of this offering in connection with the distribution of the Common Stock being registered hereby, all of which are to be borne by the Registrant, are as follows:

     SEC registration fee..............................................................         $706.00
                                                                                                -------
     Accounting fees and expenses......................................................         $   900
     Legal fees and expenses...........................................................         $ 7,500
     Printing..........................................................................         $   750
     Miscellaneous.....................................................................
                                                                                                =======
     Total.............................................................................         $ 9,856
                                                                                                -------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The Company's Second Restated Certificate of Incorporation, as amended, and its Restated By-Laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company's Second Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

ITEM 16. EXHIBITS

         The following is a complete list of Exhibits filed as part of this Registration Statement.

 EXHIBIT NO.
 -----------
     5.01         Opinion of Buchanan Ingersoll Professional Corporation.
    23.01         Consent of Arthur Andersen LLP.
    23.02 Consent of Buchanan Ingersoll Professional Corporation (included in its opinion).
    24.01         Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)       To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement (or the most recent post-effective amendment thereof); and

                          (iii) To include in such prospectus any additional or changed material information on the plan of distribution contained in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the success defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lawrence, Commonwealth of Pennsylvania, on March 20, 1998.

                          BLACK BOX CORPORATION

                          By: /s/ FRED C. YOUNG
                             --------------------------------------------------
                             Fred C. Young, President, Chief Operating Officer, Secretary and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Black Box Corporation, hereby severally constitute Jeffery M. Boetticher, Fred C. Young and Anna M. Baird, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Black Box Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                         TITLE                                 DATE
                        ---------                                         -----                                 ----

PRINCIPAL EXECUTIVE OFFICER:

         /s/ JEFFERY M. BOETTICHER
---------------------------------------------               Chairman, Chief Executive                     March 20, 1998
             Jeffery M. Boetticher                          Officer and Director


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

           /s/ ANNA M. BAIRD
---------------------------------------------               Vice President, Chief Financial               March 20, 1998
               Anna M. Baird                                Officer and Treasurer


         /s/ WILLIAM F. ANDREWS                             Director                           March 20, 1998
---------------------------------------------
            William F. Andrews

        /s/ MICHAEL E. BARKER                               Director                           March 20, 1998
---------------------------------------------
            Michael E. Barker

        /s/ WILLIAM R. NEWLIN                               Director                           March 20, 1998
---------------------------------------------
            William R. Newlin

        /s/ WILLIAM NORRED                                  Director                           March 20, 1998
---------------------------------------------
            William Norred

        /s/ BRIAN D. YOUNG                                  Director                           March 20, 1998
---------------------------------------------
            Brian D. Young

        /s/ FRED C. YOUNG                                   Director, President, Cheif         March 20, 1998
---------------------------------------------               Operating Officer and Secretary
            Fred C. Young

                                  EXHIBIT INDEX

EXHIBIT NO.                                                                                                       REFERENCE
-----------                                                                                                       ---------
     5.01         Opinion of Buchanan Ingersoll Professional Corporation                                        Filed herewith
    23.01         Consent of Arthur Andersen LLP                                                                Filed herewith
    23.02         Consent of Buchanan Ingersoll Professional Corporation (included in its opinion
                  Exhibit 5.01)
    24.01         Power of Attorney (contained in Signature Page)